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                                  BILL OF SALE


          FOR VALUE RECEIVED, HILL INTERNATIONAL, INC., a Delaware corporation (the "Seller"), pursuant to that certain Asset Purchase Agreement, dated as of October 31, 1995 (the "Agreement"), between the Seller and ATC Environmental Inc., a Delaware corporation (the "Purchaser"), does, as of the date hereof, hereby sell, convey, assign, transfer and deliver to the Purchaser all of the Seller's right, title, and interest in and to the following (collectively, the "Purchased Assets"):

               (a) the contracts of the Businesses listed on Schedule 1.1(a) to the Agreement;

               (b) all of the Seller's interest in and to the Associated Engineers joint venture, encompassing the North River Water Pollution Control Plant project, including all subsequent phases of such project;

               (c) all furniture, fixtures, computer hardware and software, inventory, supplies, telephone numbers and all field and office equipment owned by the Seller and relating to the continuing operation of the Businesses listed on Schedule 1.1(c) to the Agreement;

               (d) all of the unbilled work-in-process of the Businesses listed on Schedule 1.1(d) to the Agreement;

               (e) copies of all books, records, files, reports, customer lists, business development proposals and all other documents, data and information relating to the continuing operation of the Businesses; and

               (f) the non-exclusive right to contact and solicit for future business all current and former clients of the Businesses.

          TO HAVE AND TO HOLD the Purchased Assets hereby being sold, conveyed, transferred, assigned and delivered unto the Purchaser and its successors and assigns forever. The Purchased Assets are being sold and conveyed to the Purchaser free and clear of all Liens. The Seller also acknowledges that the Purchased Assets are being sold, conveyed, transferred, assigned and delivered pursuant to the Agreement and that the Purchaser shall be entitled to the benefits of the representations, warranties and covenants contained therein.

          From time to time, at the request of the Purchaser, and without further consideration or cost or expense to the Purchaser, the Seller shall do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances that may reasonably be required for the conveyance, transfer, assignment, delivery, assurance and confirmation to the Purchaser, or to its successors and assigns of, or for aiding and assisting in collecting or reducing to possession, any or all of the Purchased Assets.

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          THIS BILL OF SALE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF NEW JERSEY APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

          Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement.

          IN WITNESS WHEREOF, the Seller has caused this Bill of Sale to be duly executed and delivered this 31st day of October, 1995.


                              HILL INTERNATIONAL, INC.


                              By: /s/ Irvin E. Richter
                                 -------------------------------
                                  Irvin E. Richter
                                  Chairman and CEO